SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 August 4, 2000
                                 Date of Report
                        (Date of Earliest Event Reported)

                           NEXTPATH TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

                            114 South Churton Street
                                    Suite 101
                            Hillsborough, N.C. 27278
                    (Address of principal executive offices)

                                  919/644-0600
                               919/644-1115 (fax)
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
         (Former name and former address, if changed since last report)

    Nevada                          000-26425                     84-1402416
---------------                    ------------              -------------------
(State or other                    (Commission                (I.R.S. Employer
jurisdiction of                    File Number)              Identification No.)
 incorporation)





ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On August 4, 2000, NextPath's wholly owned subsidiary, NextPath Environmental Services, Inc. ("NESI"), closed its purchase of the assets of the Industrial Division of Lewis Mechanical and Metalworks, Inc. ("Lewis"), a privately-held, 15-year old international construction services firm based in Pocatello, Idaho, with a number of proprietary environmental systems. The acquisition was accomplished for $1.675-million cash, the assumption of $2.4-million in debt and $2.2-million in equipment leases, and up to 2,439,025 shares of NextPath common stock based upon future performance of NESI over the next two years.

NESI also obtained an exclusive, worldwide license to use the Mobile Oil Water Separation System, Soil Remediation System and Sump System from Tetra Separation Systems LLC, an affiliate of Lewis ("Tetra").

NESI also purchased Tetra's oil remediation equipment and Tetra's non-exclusive, worldwide license to a patented Oil Remediation System (US Patent No. 5,637,234) for $325,000.

Lewis' Industrial Division sales for 1999 were $13.7-million with a gross profit of $2.2-million, and 1998 sales of $19.8 million with gross profit of $6.2-million.

NESI, a member of NextPath's Environmental Technologies Group, will be the international general contractor for constructing and equipping waste-to-energy and environmental clean-up facilities for NextPath AES (Agro-Economic Systems), Inc., another NextPath subsidiary and also a member of NextPath's Environmental Technologies Group. NESI will also manufacture and install waste-to-energy, electro-mechanical, and water and waste management systems for distribution worldwide.

Lewis has proprietary systems for: 1) oil and water separation, 2) water purification, 3) fuel savings and reduction of harmful emissions from internal combustion engines, and 4) removal of hydrocarbons from sludge and soil, and other environmental cleanups.

Included  in  the   acquisition  is  the  Lewis  design   engineering,   systems
integration, project management, and fabrication facility and accompanying equipment, all located in Pocatello, Idaho.

Richard G. Lewis, President of Lewis, has eighteen years of experience in accounting, financial reporting, business administration and management, mechanical contracting and fabrication, sales and marketing, and contract negotiations both domestically and internationally. He was formerly employed as a CPA for Arthur Anderson and Co. and as Vice President of Finance for D.B. Western, Inc. Mr. Lewis graduated from Brigham Young University with Bachelors and Masters degrees in accounting. He will serve as President of NESI.

Kary J. Lewis was formerly a tax partner for Deloitte & Touche LLP. He specialized in international tax and business consulting. In his twelve years at Deloitte & Touche, he assisted large multinational companies with international mergers and acquisitions, developed tax planning strategies and structures to minimize worldwide taxes and evaluated business opportunities for international expansion. He joined Lewis in February 1997, and is responsible for international business development, finance, accounting and tax matters. Mr. Lewis is a CPA and graduated from Brigham Young University with a Bachelors degree in accounting and a Masters degree in taxation. He will serve as Vice President of Finance of NESI.

A press release regarding this transaction was issued by NextPath on August 8, 2000.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

No financial statements are filed with this report. If required, they will be filed within sixty (60) days after the date the initial Form 8-K must be filed.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                         NEXTPATH TECHNOLOGIES, INC.


                                         By /s/ David Nuttle
                                            ------------------------------------
                                            David Nuttle, President

Date:  August 10, 2000